UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2022

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37897	26-1828101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Calle Amanecer San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which Registered
Common stock, $0.001 par value per share	RSLS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 8, 2022, ReShape Lifesciences Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain institutional investor (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor in a registered direct offering (the “Registered Offering”) (i) 2,392,524 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) 2,500 shares of the Company’s Series D Mirroring Preferred Stock, par value $0.001 per share and stated value of $0.001 per share (the “Preferred Stock”), and (iii) pre-funded warrants to purchase an aggregate of 492,091 shares of Common Stock (the “Pre-funded Warrants”). Each share of Common Stock was sold at a price of $0.26 per share, each share of Preferred Stock was sold a price of $0.001 per share, and each Pre-funded Warrant was sold at an offering price of $0.259 per share underlying such Pre-funded Warrants, for aggregate gross proceeds of $750,000 before deducting the placement agent’s fees and the offering expenses. Under the Purchase Agreement, the Company also agreed to issue and sell to the Investor in a concurrent private placement (the “Private Placement,” and together with the Registered Offering, the “Offering”) warrants to purchase an aggregate of 2,884,615 shares of Common Stock (the “Common Warrants,” and together with the Pre-funded Warrants, the “Warrants”).

In connection with the Offering, the Company also entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with the Investor. Under the Warrant Amendment Agreement, the Company agreed to amend certain existing warrants to purchase up to 5,348,106 shares of common stock that were previously issued to the Investor, with an exercise price of $0.6665 per share and expiration dates of June 2026 and December 2029 (the “Existing Warrants”), in consideration for their purchase of the securities in the Offering, as follows: (i) lower the exercise price of the Existing Warrants to $0.30 per share, (ii) provide that the Existing Warrants, as amended, will not be exercisable until six months following the closing date of the Offering, and (iii) extend the expiration date of the Existing Warrants with an expiration date of June 2026 by five and one-half years following the close of the Offering.

The Company’s exclusive placement agent in connection with the Offering, Maxim Group LLC, received a cash fee equal to 7.0% of the gross proceeds received by the Company from the sale of the securities in Offering, as well as reimbursement for certain expenses, and warrants to purchase up to 144,230 shares of Common Stock, which is equal to 5.0% of the aggregate amount of shares of Common Stock (or Common Stock equivalents in the form of Pre-funded Warrants) issued in the Offering, at an exercise price of $0.30 per share.

The Offering closed on November 9, 2022.

In connection with the Offering and in accordance with the Purchase Agreement, the Company plans to call an annual meeting of stockholders to consider a proposal to amend the Company’s Restated Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split (the “Reverse Stock Split”), the ratio, implementation and timing of such Reverse Stock Split to be determined in the discretion of the Company’s Board of Directors, and to increase the authorized shares of Common Stock of the Company from 100 million to 300 million (collectively, the “Proposals”). The Investor has agreed in the Purchase Agreement to vote the shares of Common Stock purchased in the Offering in favor of each Proposal and to vote the shares of Preferred Stock purchased in the Offering in the same proportions as all shares of Common Stock are voted on each Proposal (excluding shares of Common Stock that are not voted).

Pursuant to the Purchase Agreement, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of Delaware designating the rights, preferences and limitations of the shares of Preferred Stock on November 9, 2022. The Certificate of Designation provides, in particular, that the Preferred Stock will have no voting rights, other than the right to vote as a class on certain matters, except that each share of Preferred Stock will have the right to cast 30,000 votes per share of Preferred Stock on each Proposal. The Investor agreed in the Purchase Agreement to vote the shares of Preferred Stock purchased in the Offering in the same proportion as the aggregate shares of Common Stock voted on each Proposal (excluding shares of Common Stock that are not voted).

The holders of Preferred Stock will not be entitled to any dividends and such shares will not be convertible into shares of Common Stock or other securities of the Company. In the event of a liquidation of the Company, the holders of the Preferred Stock will be entitled to receive an amount equal to the stated value of the shares of Preferred Stock prior to any payment or distribution is made to the holders of Common Stock. Following the receipt of stockholder approval for the Reverse Stock Split, the shares of Preferred Stock will automatically be terminated and cease to be outstanding.

The Common Warrants will have an exercise price of $0.30 per share, will be exercisable six months following the date of issuance, and will expire five years following the initial exercise date. The exercise price and the number of shares of Common Stock issuable upon exercise of each Common Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of Warrants will be entitled to receive, upon exercise of the Common Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Common Warrants immediately prior to the fundamental transaction; provided, however, that in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination thereof, each Common Warrant will be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

The Company may not effect the exercise of certain Common Warrants, and the applicable holder will not be entitled to exercise any portion of any such Common Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of such Common Warrant (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Common Warrants.

Each Pre-funded Warrant has an exercise price per share of Common Stock equal to $0.001 per share. The exercise price and the number of shares of Common Stock issuable upon exercise of each Pre-funded Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of Pre-funded Warrants will be entitled to receive, upon exercise of the Pre-funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-funded Warrants immediately prior to the fundamental transaction; provided, however, that in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination thereof, each Pre-funded Warrant will be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The foregoing description of the Purchase Agreement, Warrant Amendment Agreement, Common Warrants, Pre-funded Warrants, and the Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, Warrant Amendment Agreement, Common Warrants, Pre-funded Warrants, and Certificate of Designation which are filed as Exhibits 10.1, 10.2, 4.1, 4.2 and 3.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The legal opinion, including the related consent, of Fox Rothschild LLP relating to the issuance and sale of the Preferred Stock and the shares issuable upon exercise of the Common Warrants is filed as Exhibit 5.1 hereto.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference. The Common Warrants described in Item 1.01 above were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder and, along with the shares of Common Stock issuable upon the exercise of the Common Warrants, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. The securities were offered only to an accredited investor.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01	Other Events.

On November 8, 2022, the Company issued a press release announcing the Offering and the entry into the Purchase Agreement. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series D Mirroring Preferred Stock

4.1	Form of Common Stock Purchase Warrant

4.2	Form of Pre-funded Warrant

5.1	Opinion of Fox Rothschild LLP

10.1	Form of Securities Purchase Agreement, dated November 8, 2022, by and between ReShape Lifesciences Inc. and the Investor

10.2	Form of Warrant Amendment Agreement, dated November 8, 2022, by and between ReShape Lifesciences Inc. and the Investor

23.1	Consent of Fox Rothschild LLP (included in Exhibit 5.1)

99.1	Press release dated November 8, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Paul F. Hickey
Paul F. Hickey
President and Chief Executive Officer

Dated: November 14, 2022